UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
           Act of 1934


                                APRIL 21, 1997
                                --------------
                       (Date of earliest event reported)



                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                  ------------------------------------------
            (Exact name of registrant as specified in its charter)



           DELAWARE                1-11353            13-3757370
           --------               --------           -----------
        (State or other          (Commission        (IRS Employer
        jurisdiction or          File Number)        Identification
        organization)                                Number)



           358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA  27215
           --------------------------------------------------------
                   (Address of principal executive offices)



                                 910-229-1127
                                 ------------
             (Registrant's telephone number, including area code)

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Item 4. Changes is Registrant's Certifying Accountant

      On April 21, 1997, Laboratory Corporation of America Holdings (the "Company") advised KPMG Peat Marwick LLP ("KPMG") that the Company was discontinuing KPMG's services as the Company's independent accountants and has engaged Price Waterhouse LLP ("Price Waterhouse") as the Company's independent accountants. The decision to discontinue the services of KPMG and to engage Price Waterhouse was approved by the Audit Committee of the Board of Directors.

      KPMG's report on the financial statements of the Company for the years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      To the knowledge of the management and Audit Committee of the Board of Directors of the Company, in connection with the audits of the Company's financial statements for each of the years ended December 31, 1995 and 1996, and subsequent interim period, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in its report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c) Exhibit

      16 Letter dated April 21, 1997, from KPMG Peat Marwick LLP to the Securities and Exchange Commission

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                                  SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       LABORATORY CORPORATION OF AMERICA HOLDINGS
                       ------------------------------------------
                                     (Registrant)


                              By:/s/ WESLEY R. ELINGBURG
                                 ---------------------------
                                     Wesley R. Elingburg
                                     Executive Vice President,
                                     Chief Financial Officer and
                                     Treasurer
                                     (Principal Financial Officer
                                     and Principal Accounting
                                     Officer)



Date: April 24, 1997
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